Exhibit 99.1

February 21, 2024

Motus GI Holdings Granted a U.S. Patent for a Key Feature Embodied by the Pure-Vu® System to Avoid Clogging in Cleansing the GI Tract

FORT LAUDERDALE, Fla., Feb. 21, 2024 (GLOBE NEWSWIRE) – Motus GI Holdings, Inc. (“the “Company”) (NASDAQ: MOTS), a medical technology company focused on improving endoscopic outcomes and experiences, today announced that the United States Patent and Trademark Office (USPTO) has issued the Company a new patent (patent # 11904085) titled, “Colon Cleaning System with Automatic Self-Purging Feature.”

“We are pleased to announce further strengthening our IP portfolio in the U.S. This latest patent covers the automated management of pressure for irrigation and self-purging feature of the latest generation of the Pure-Vu system. This capability is key to enhancing the physician’s experience using the Pure-Vu, by avoiding procedure delays due to clogs,” commented Mark Pomeranz, Chief Executive Officer. “The Pure-Vu system’s self-purging feature embodies a series of sensors that can detect loss of suction and location of the potential blockage within the evacuation channel, automatically ceasing suction and reversing flow to purge the clogged material, thereby reopening the channel without requiring any action by the physician.”

The new patent covers systems and methods for cleaning a colon or other portion of the GI tract include optional use of sensors to detect conditions of blockage of flow of materials within an evacuation channel used to remove debris from the body; and devices and methods for purging such blockages from the evacuation channel. This latest patent application is a continuation of U.S. patent applications Ser. No. 16/389,955 filed on April 21, 2019.

Inpatient endoscopy on patients admitted to the hospital can be a difficult endeavor to get a quality procedure in a timely manner due to debris in the GI tract. This can lead to delayed, aborted and repeat procedures, which puts a burden on the healthcare system and the patient, both from a clinical and economic perspective. According to the literature, up to 50% of inpatient colonoscopies can have an extra night of hospitalization due to inadequate preparation and market research has shown that 30% of upper GI bleed cases have issues with adequate visualization effecting the length and outcome of the procedure.

About Motus GI Holdings, Inc.

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions.

For more information, visit www.motusgi.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, statements relating to the Company’s current views and assumptions with respect to future events regarding its business, the success of the Company’s current and future business strategies, competitive position, and other statements that are predictive in nature, risks related to market and other conditions, risks inherent in the development and commercialization of potential products, possible or assumed future results of operations, potential growth opportunities, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s quarterly and annual reports filed with the SEC, and its other filings with the SEC. Undue reliance should not be placed on any such forward-looking statements as actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Investor Contact:
Troy Williams
LifeSci Advisors
(518) 221-0106
twilliams@lifesciadvisors.com